Exhibit 99.1

Net Element Reports Second Quarter 2016 Results

Quarterly revenues increased by 98% over same period in 2015

MIAMI, FL – August 16, 2016 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services, today reported financial results for the second quarter ended June 30, 2016 and provided an update on recent strategic and operational initiatives.

For second quarter ended June 30, 2016, net revenues increased 98% to $13,692,848 as compared to $6,906,916 in the prior year. The $6,785,932 increase in net revenues is primarily due to growth in the Company’s three segments:

●	North America Transaction Solution segment: Continued organic growth of SMB merchants in this segment with emphasis on value-added offerings. Revenues for this segment were $10.4 million, a 66% increase over the prior year.
●	Mobile Solutions segment: As a result of a continued organic growth in branded content origination. Revenues for this segment were $1.8 million, a 435% increase over the prior year.
●	Online Solutions: Revenues for this segment were $1.5 million, a 396% increase over the prior year (PayOnline acquired May 20, 2015).

Recent Highlights:

●	Announced intent to acquire a majority interest in PayStar and Nexcharge: proprietary integrated payment and remittance platforms that upon deal closure, will strengthen Net Element’s global offering
●	PayOnline recognized a leading payment gateway: independent analytical agency Tagline ranked PayOnline as a leading payment gateway
●	Digital Provider enabled mobile payments at Vnukovo Airport: proprietary, mobile transaction processing engine integrated into airports infrastructure to power essential components of mobility ecosystem
●	Announced reverse stock split as an important step in attracting a broader spectrum of investors and regaining compliance with NASDAQ
●	PayOnline recognized for its payment acceptance services in 2016: independent analytical agency Markswebb Rank & Report ranked PayOnline as Top 5 for its efficiency in service
●	Regained compliance with NASDAQ listing requirements
●	Appointed Howard Ash, an international business development professional to its board of directors
●	PayOnline introduced a new payment interface: new multi-channel payment interface is based on the user experience of more than 10 million online shoppers

“We are pleased with our continued growth. Our results are a reflection of our ability to implement our business objectives,” commented Oleg Firer, CEO of Net Element. “We are excited about our strategic initiatives for the remainder of the year.”

Conference Call:

The Company will host a conference call to discuss Second Quarter 2016 financial results and business highlights on August 16, 2016 at 4:30 PM ET. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing password 64494628. It is recommended that participants dial in approximately 10 minutes prior to the start of the 4:30PM Eastern call.

The call will also be webcast live from http://edge.media-server.com/m/p/ouv4rbqf. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

Results of Operations for the Three Months Ended June 30, 2016 Compared to the Three Months Ended June 30, 2015

Our combined businesses processed 41.6 million transactions for the three months ended June 30, 2016 as compared to 33.6 million transactions processed for the three months ended June 30, 2015. North America Transaction Solutions provided the majority of the increase going from 12.4 million transactions processed in the three months ended June 30, 2015 to 21.1 million transactions processed for the three months ended June 30, 2016. This was offset by a decrease of 0.9 million transactions processed from our Mobile Solutions segment.

We processed $474 million in payments for the three months ended June 30, 2016 as compared to $264 million on a constant dollar basis for the three months ended June 30, 2015. North America Transaction Solutions was responsible for $132 million of the $210 million increase and Online Solutions contributed an addition $74 million in payments processed.

We reported an adjusted net loss attributable to stockholders of $1,168,998, or $0.10 per share, for the three months ended June 30, 2016 as compared to an adjusted net loss attributable to stockholders of $3,184,950 or $0.64 per share, for the three months ended June 30, 2015. The adjusted net loss decrease of $2,015,952 was primarily due to reduced interest expense of $845,615, higher gross margin dollars ($765,958) from more volume and a $584,083 decrease in general and administrative expenses. These items are discussed further below.

Net revenues consist primarily of payment processing fees. Net revenues were $13,692,848 for the three months ended June 30, 2016 as compared to $6,906,916 for the three months ended June 30, 2015. Included in mobile solutions revenue for the three months ended June 30, 2016 is $1,575,140 of branded content revenue. The remaining $204,568 is part of service fees revenue.

The increase in net revenues is primarily a result of organic net increases in merchants. In addition, we consolidated online payment revenues for PayOnline effective May 20, 2015 and began reporting mobile commerce revenues for branded content in the fourth quarter of 2015.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the three months ended June 30, 2016 and 2015.

Gross Margin Analysis

Source of Revenue	Three Months Ended June 30, 2016	% of Revenue	Three Months Ended June 30, 2015	% of Revenue	Increase / (Decrease)
North America Transaction Solutions	$10,403,932	76%	$6,271,735	91%	$4,132,197
Mobile Solutions	1,779,708	13%	331,038	5%	1,448,670
Online Solutions	1,509,208	11%	304,143	4%	1,205,065
Total	$13,692,848	100%	$6,906,916	100%	$6,785,932

Cost of Revenue
North America Transaction Solutions	$8,967,784	86%	$5,453,063	83%	$3,514,721
Mobile Solutions	1,566,618	88%	14,756	4%	1,551,862
Online Solutions	950,391	63%	-	0%	950,391
Total	$11,484,793	84%	$5,467,819	79%	$6,016,974

Gross Margin
North America Transaction Services	$1,436,148	14%	$818,672	13%	$617,476
Mobile Solutions	213,090	12%	316,282	96%	(103,192)
Online Solutions	558,817	37%	304,143	100%	254,674
Total	$2,208,055	16%	$1,439,097	21%	$768,958

Since PayOnline was acquired May 20, 2015, revenues were reported net for the short quarter in 2015. Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, content provider fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the three months ended June 30, 2016 were $11,484,793 as compared to $5,467,819 for the three months ended June 30, 2015.

The year over year increase in cost of revenues of $6,016,974 is primarily a result of an increase in U.S. transaction volume. The $1,551,862 increase in mobile solution costs now include mobile operator fees and content provider fees when we provide branded content. There was no branded content in the three months ended June 30, 2015. In addition, we had $950,391 resulting from PayOnline operations (acquired May 20, 2015 / partial quarter). The mobile solutions cost of revenue for the three months ended June 30, 2016 includes $1,480,859 of branded content costs. The remaining $85,759 is included in the cost of service fees.

Gross Margin for the three months ended June 30, 2016 was $2,208,055, or 16% of net revenue, as compared to $1,439,097, or 21% of net revenue, for the three months ended June 30, 2015. Included in the mobile solutions gross margin for the three months ended June 30, 2016 is $94,281 (5.2% of total mobile revenues) for branded content.

Total adjusted operating expenses were $2,969,164 for the three months ended June 30, 2016, as compared to total adjusted operating expenses of $3,341,482 for the three months ended June 30, 2015. Total adjusted operating expenses for the three months ended June 30, 2016 consisted of general and administrative expenses of $1,999,391, provision for bad debts of $125,238 and depreciation and amortization of $844,535. For the three months ended June 30, 2015, total adjusted operating expenses consisted of general and administrative expenses of $2,583,474, provision for bad debts of $131,511 and depreciation and amortization of $626,497. The components of our general and administrative expenses are discussed below.

General and administrative expenses were $1,999,391 for the three months ended June 30, 2016 as compared to $2,583,474 for the three months ended June 30, 2015. General and administrative expenses for the three months ended June 30, 2016 and 2015 consisted of operating expenses not otherwise delineated in our Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss as follows:

The following table sets forth our sources of revenues, cost of revenues and gross margins for the three months ended June 30, 2016 and 2015.

Three months ended June 30, 2016
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$328,261	$88,801	$142,663	$530,452	$1,090,177
Professional fees	119,268	1,243	217,513	339,299	677,323
Rent	-	465	36,282	98,316	135,063
Business development	12,186	-	40,118	4,056	56,360
Travel expense	49,784	3,220	7,048	29,016	89,068
Filing fees	-	-	-	42,896	42,896
Transaction (gains) losses	-	(322,719)	(23,658)	12,543	(333,834)
Other expenses	131,108	1,806	26,551	82,873	242,338
Total	$640,607	$(227,184)	$446,517	$1,139,451	$1,999,391

Three months ended June 30, 2015
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$177,721	$114,537	$59,258	$569,030	$920,546
Professional fees	99,095	33,533	122,998	937,459	1,184,085
Rent	-	15,865	2,193	112,523	130,581
Business development	4,576	428	8,471	5,684	19,159
Travel expense	17,264	3,547	-	25,815	46,626
Filing fees	-	-	-	34,356	34,356
Transaction (gains) losses	-	744	-	(42,049)	(41,305)
Other expenses	259,781	100,290	8,618	(79,263)	289,426
Total	$549,437	$268,944	$201,538	$1,563,555	$2,583,474

Salaries, benefits, taxes and contractor payments were $1,090,177 for the three months ended June 30, 2016 as compared to $920,546 for the three months ended June 30, 2015, representing an increase of $169,631 as follows:

Segment	Salaries and benefits for the three months ended June 30, 2016	Salaries and benefits for the three months ended June 30, 2015	Increase / (Decrease)
North America Transaction Solutions	$328,261	$177,721	$150,540
Mobile Solutions	88,801	114,537	(25,736)
Online Solutions	142,663	59,258	83,405
Total	$1,090,177	$920,546	$169,631

The primary reason for the increase was a $150,540 increase in salaries from North America Transaction Solutions due to higher headcount and additional sales incentives. Additionally, we have an increase of $83,405 from the acquisition of PayOnline (acquired May 20, 2015) offset by a $38,578 decrease to corporate salaries from reduced headcount and a $25,736 decrease to our mobile solutions division from changes in personnel and salaries.

Professional fees were $677,323 for the three months ended June 30, 2016 as compared to $1,184,085 for the three months ended June 30, 2015, representing a decrease of $506,762 as follows:

Three months ended June 30, 2016
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$5,226	$12	$2,507	$43,949	$51,694
SEC Compliance Legal Fees	-	-	-	43,750	43,750
Accounting and Auditing	-	-	-	103,055	103,055
Tax Compliance and Planning	-	-	-	11,000	11,000
Consulting	84,042	1,231	215,006	167,545	467,824
Total	$89,268	$1,243	$217,513	$369,299	$677,323

Three months ended June 30, 2015
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$15,165	$-	$3,834	$171,185	$190,184
SEC Compliance Legal Fees	-	-	-	13,749	13,749
Accounting and Auditing	-	-	-	157,482	157,482
Tax Compliance and Planning	-	-	-	6,350	6,350
Consulting	74,930	33,533	119,164	588,693	816,320
Total	$90,095	$33,533	$122,998	$937,459	$1,184,085

Variance
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$(9,939)	$12	$(1,327)	$(127,236)	$(138,490)
SEC Compliance Legal Fees	-	-	-	30,001	30,001
Accounting and Auditing	-	-	-	(54,427)	(54,427)
Tax Compliance and Planning	-	-	-	4,650	4,650
Consulting	9,112	(32,302)	95,842	(421,148)	(348,496)
Total	$(827)	$(32,290)	$94,515	$(568,160)	$(506,762)

General legal expenses decreased $138,490 for the three months ended June 30, 2016 compared to the three months ended June 30, 2015 primarily due to decreased litigation activity at the corporate level and at our mobile solutions segment. This was offset by an increase in SEC compliance legal fees of $30,001 overall primarily due to an increased need for filings. Consulting fees decreased $348,496 primarily due to less consulting needs in corporate and our North American transaction solutions and mobile solutions offset by an increase in our Online Solutions due to PayOnline being acquired May 20, 2015.

Other general and administrative expenses were $242,338 (primarily consisting of performance bonuses of $86,874, communications of $55,062, office expenses of $66,756) for the three months ended June 30, 2016 as compared to $289,426 (primarily consisting of performance bonuses of $86,874, communications of $35,717, office expenses of $55,360 and taxes of $104,488) for the three months ended June 30, 2015, representing an increase of $47,088.

We recorded bad debt expense of $125,238 for the three months ended June 30, 2016 as compared to $131,511 for the three months ended June 30, 2015. For the three months ended June 30, 2016, we recorded a loss which was primarily comprised of $145,548 in ACH rejects offset by a $20,350 recovery from our Russian operations. For the six months ended June 30, 2015, we recorded a loss provision which was primarily comprised of $138,893 in ACH rejects offset by a $7,382 recovery from our Russian operations.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements.  Depreciation and amortization expense was $844,535 for the three months ended June 30, 2016 as compared to $626,497 for the three months ended June 30, 2015. The $218,038 increase in depreciation and amortization expense was primarily due to PayOnline ($262,089 for IP Software, $24,999 for domain names, $37,417 for PCI Certification and $93,048 for portfolios and client lists), offset by $272,660 decrease in amortization in our North American Transaction Solutions segment.

Interest expense was $438,976 for the three months ended June 30, 2016 as compared to $1,284,591 for three months ended June 30, 2015, representing a decrease of $845,615 as follows:

Funding Source	Three months ended June 30, 2016	Three months ended June 30, 2016	Increase / (Decrease)
Convertible Notes Payable	$-	$1,146,715	$(1,146,715)
MBF Note	28,450	-	28,450
RBL Note	110,342	137,173	(26,831)
Crede CG III, LTD	297,435	-	297,435
Other	2,749	703	2,046
Total	$438,976	$1,284,591	$(845,615)

The net loss attributable to non-controlling interests amounted to $38,792 for three months ended June 30, 2016 as compared to $10,527 for the three months ended June 30, 2015.

During the three months ended June 30, 2016, no dividends were paid. We paid dividends to our preferred shareholders in the amount of $525,197 during the three months ended June 30, 2015.

Results of Operations for the Six Months Ended June 30, 2016 Compared to the Six Months Ended June 30, 2015

Our combined businesses processed 84.7 million transactions for the six months ended June 30, 2016 as compared to 64.2 million transactions processed for the six months ended June 30, 2015. The increase of 20.5 million transactions processed was primarily due to a 17.1 increase from North America Transaction Solutions.

We processed $893 million in payments for the six months ended June 30, 2016 as compared to $506 million in payments, on a constant dollar basis, for the six months ended June 30, 2015.

We reported an adjusted net loss attributable to stockholders of $2,655,733 or $0.23 per share, for the six months ended June 30, 2016 as compared to an adjusted net loss attributable to stockholders of $4,822,787 or $1.01 per share, for the six months ended June 30, 2015. This resulted in an adjusted net loss decrease of $2,167,054. The primary reason for the decrease in the loss over last year’s comparable period is the $1,718,640 gross margin increase and a reduction in general and administrative expenses of $531,954. These items are discussed further below.

Net revenues consist primarily of payment processing fees. Net revenues were $24,953,907 for the six months ended June 30, 2016 as compared to $12,447,123 for the six months ended June 30, 2015. Included in mobile solutions revenue for the six months ended June 30, 2016 is $3,472,379 of branded content revenue. The remaining $300,832 is part of service fees revenue.

The increase in net revenues is primarily a result of organic net increases in merchants. In addition, we consolidated online payments revenue for PayOnline and began reporting mobile commerce revenues for branded content in the fourth quarter of 2015.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the six months ended June 30, 2016 and 2015.

Gross Margin Analysis

Source of Revenue	Six Months Ended June 30, 2016	% of Revenue	Six Months Ended June 30, 2015	% of Revenue	Increase / (Decrease)
North America Transaction Solutions	$18,256,581	73%	$11,448,916	92%	$6,807,665
Mobile Solutions	3,773,211	15%	694,064	6%	3,079,147
Online Solutions	2,924,115	12%	304,143	2%	2,619,972
Total	$24,953,907	100%	$12,447,123	100%	$12,506,784

Cost of Revenues
North America Transaction Solutions	$15,620,817	86%	$10,053,495	88%	$5,567,322
Mobile Solutions	3,381,206	90%	28,395	4%	3,352,811
Online Solutions	1,868,011	64%	-	0%	1,868,011
Total	$20,870,034	84%	$10,081,890	81%	$10,788,144

Gross Margin
North America Transaction Solutions	$2,635,764	14%	$1,395,421	12%	$1,240,343
Mobile Solutions	392,005	10%	665,669	96%	(273,664)
Online Solutions	1,056,104	36%	304,143	100%	751,961
Total	$4,083,873	16%	$2,365,233	19%	$1,718,640

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, content provider fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the six months ended June 30, 2016 were $20,870,034 as compared to $10,081,890 for the six months ended June 30, 2015.

The year over year increase in cost of revenues of $10,788,144 is primarily a result of an increase in U.S. transaction volume, which resulted in a $5,567,322 increase North American transaction cost. Additionally, there was a $3,352,811 increase in mobile costs which now include mobile operator fees and content provider fees when we provide branded content. We also had $1,868,011 in new costs resulting from PayOnline operations (acquired May 20, 2015). Included in mobile solutions cost of revenue for the six months ended June 30, 2016 is $3,267,947 of the cost of branded content. The remaining $113,259 is included in the cost of service fees.

Gross Margin for the six months ended June 30, 2016 was $4,083,873 or 16% of net revenue, as compared to $2,365,233 or 19% of net revenue, for the three months ended June 30, 2015. North American gross margin increased 2%, and there were increased margins from our Russian online transaction processing offset by lower margins from our branded content provided by Mobile Solutions. Included in the mobile solutions gross margin for the three months ended June 30, 2016 is $204,432 (7.0% of total mobile revenues) for branded content.

Total adjusted operating expenses were $6,197,256 for the six months ended June 30, 2016, as compared to total adjusted operating expenses of $5,825,686 for the six months ended June 30, 2015. Total adjusted operating expenses for the six months ended June 30, 2016 consisted of general and administrative expenses of $4,087,624, provision for bad debts of $376,979 and depreciation and amortization of $1,732,653. For the six months ended June 30, 2015, total adjusted operating expenses consisted of general and administrative expenses of $4,619,578, provision of bad debts of $140,841 and depreciation and amortization of $1,065,267. The components of our general and administrative expenses are discussed below.

General and administrative expenses were $4,087,624 for the six months ended June 30, 2016 as compared to $4,619,578 for the six months ended June 30, 2015. General and administrative expenses for the six months ended June 30, 2016 and 2015 consisted of operating expenses not otherwise delineated in our Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss as follows:

Six months ended June 30, 2016
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$634,833	$196,726	$255,436	$1,095,256	$2,182,251
Professional fees	282,507	2,350	201,255	615,598	1,201,710
Rent	-	11,551	68,374	191,382	271,307
Business development	20,956	-	64,791	4,648	90,395
Travel expense	91,095	7,095	9,986	37,902	146,078
Filing fees	-	-	-	59,395	59,395
Transaction (gains) losses	-	(378,252)	39,105	20,279	(318,868)
Other expenses	267,742	4,353	42,029	141,232	455,356
Total	$1,297,133	$(156,177)	$780,976	$2,165,692	$4,087,624

Six months ended June 30, 2015
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$362,826	$213,628	$59,258	$1,082,635	$1,718,347
Professional fees	270,453	119,045	122,998	1,448,071	1,960,567
Rent	-	29,472	2,193	209,421	241,086
Business development	25,986	428	8,471	10,305	45,190
Travel expense	76,840	9,514	-	46,957	133,311
Filing fees	-	-	-	66,014	66,014
Transaction (gains) losses	-	1,474	-	(90,507)	(89,033)
Other expenses	483,801	15,794	8,618	35,883	544,096
Total	$1,219,906	$389,355	$201,538	$2,808,779	$4,619,578

Salaries, benefits, taxes and contractor payments were $2,182,251 for the six months ended June 30, 2016 as compared to $1,718,347 for the six months ended June 30, 2015, representing an increase of $463,904 as follows:

Segment	Salaries and benefits for the six months ended June 30, 2016	Salaries and benefits for the six months ended June 30, 2015	Increase / (Decrease)
North America Transaction Solutions	$634,833	$362,826	$272,007
Mobile Solutions	196,726	213,628	(16,902)
Online Solutions	255,436	59,258	196,178
Corporate Expenses & Eliminations	1,095,256	1,082,635	12,621
Total	$2,182,251	$1,718,347	$463,904

The primary reason for the increase was $272,007 in salaries from North America Transaction Solutions and $196,178 from the acquisition of PayOnline (acquired May 20, 2015) offset by a $16,902 decrease to our mobile solutions division salaries and benefits.

Professional fees were $1,201,710 for the six months ended June 30, 2016 as compared to $1,960,567 for the six months ended June 30, 2015, representing a decrease of $758,857 as follows:

Six months ended June 30, 2016
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$33,397	$212	$3,020	$68,860	$105,489
SEC Compliance Legal Fees	-	-	-	87,500	87,500
Accounting and Auditing	-	-	578	224,399	224,977
Tax Compliance and Planning	-	-	-	11,000	11,000
Consulting	189,109	2,138	297,658	283,839	772,744
Total	$222,506	$2,350	$301,256	$675,598	$1,201,710

Six months ended June 30, 2015
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$52,400	$35	$3,834	$268,274	$324,543
SEC Compliance Legal Fees	-	-	-	89,285	89,285
Accounting and Auditing	-	-	-	307,832	307,832
Tax Compliance and Planning	-	-	-	16,275	16,275
Consulting	170,749	119,010	119,164	813,709	1,222,632
Total	$223,149	$119,045	$122,998	$1,495,375	$1,960,567

Variance
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$(19,003)	$177	$(814)	$(199,414)	$(219,054)
SEC Compliance Legal Fees	-	-	-	(1,785)	(1,785)
Accounting and Auditing	-	-	578	(83,433)	(82,855)
Tax Compliance and Planning	-	-	-	(5,275)	(5,275)
Consulting	18,360	(116,872)	178,494	(529,870)	(449,888)
Total	$(643)	$(116,695)	$178,258	$(819,777)	$(758,857)

General legal expenses decreased $219,054 during for the six months ended June 30, 2016 compared to the six months ended June 30, 2015 primarily due to decreased litigation activity at the corporate level and at our mobile solutions segment. Consulting fees decreased $449,888 primarily due to less consulting needs in corporate and mobile solutions offset by an increase in our Online Solutions due to PayOnline being acquired May 20, 2015.

Other general and administrative expenses were $455,356 (primarily consisting of performance bonuses of $173,748, communications of $113,020 and office expenses of $129,230) for the six months ended June 30, 2016 as compared to $544,096 (primarily consisting of performance bonuses of $173,748, communications of $84,347, office expenses of $121,765, taxes of $104,575 and insurance for $51,371) for the six months ended June 30, 2015, representing a decrease of $88,740.

We recorded bad debt expense of $376,979 for the six months ended June 30, 2016 as compared to $140,841 for the six months ended June 30, 2015. For the six months ended June 30, 2016, we recorded a loss which was primarily comprised of $409,276 in ACH rejects offset by a $32,397 recovery from our Russian operations. For the six months ended June 30, 2015, we recorded a loss provision which was primarily comprised of $235,635 in ACH rejects offset by a $94,769 recovery from our Russian operations.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements. Depreciation and amortization expense was $1,732,653 for the six months ended June 30, 2016 as compared to $1,065,267 for the six months ended June 30, 2015. The $667,388 increase in depreciation and amortization expense was primarily due to PayOnline ($703,479 for IP Software, $49,998 for domain names, $74,834 for PCI Certification and $186,096 for portfolios and client lists), offset by an $166,717 decrease in portfolio amortization in our North American Transaction Solutions segment.

Interest expense was $589,414 for the six months ended June 30, 2016 as compared to $1,402,183 for three months ended June 30, 2015, representing a decrease of $812,769 as follows:

Funding Source	Six months ended June 30, 2016	Six months ended June 30, 2016	Increase / (Decrease)
Convertible Notes Payable	$-	$1,146,715	$(1,146,715)
MBF Note	28,450	-	28,450
RBL Note	258,126	228,427	29,699
Crede CG III, LTD	297,435	-	297,435
Other	5,403	27,041	(21,638)
Total	$589,414	$1,402,183	$(812,769)

The net loss attributable to non-controlling interests amounted to $76,668 for six months ended June 30, 2016 as compared to $19,274 for the six months ended June 30, 2015.

During the six months ended June 30, 2016 no dividends were paid. We paid dividends to our preferred shareholders in the amount of $525,197 during the six months ended June 30, 2015.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other one-time, non-recurring items not present in this year or last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and six months ended June 30, 2016 and 2015 is presented in the following Non-GAAP Financial Measures Table.

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure
	GAAP	Non-Cash Share- based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Three Months Ended June 30, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(5,346,448)	$2,014,589	$2,162,861	$(1,168,998)
Basic and diluted earnings per share	$(0.46)	$0.17	$0.19	$(0.10)
Basic and diluted shares used in computing earnings per share	11,635,434			11,635,434

	GAAP	Non-Cash Share- based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Three Months Ended June 30, 2015
Net (loss) income attributable to Net Element Inc stockholders	$(1,764,285)	$601,371	$(2,022,036)	$(3,184,950)
Basic and diluted earnings per share	$(0.35)	$0.12	$(0.41)	$(0.64)
Basic and diluted shares used in computing earnings per share	4,970,714			4,970,714

	GAAP	Non-Cash Share- based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Six Months Ended June 30, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(7,194,167)	$2,375,573	$2,162,861	$(2,655,733)
Basic and diluted earnings per share	$(0.63)	$0.21	$0.19	$(0.23)
Basic and diluted shares used in computing earnings per share	11,464,434			11,464,434

	GAAP	Non-Cash Share- based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Six Months Ended June 30, 2015
Net (loss) income attributable to Net Element Inc stockholders	$(4,003,493)	$1,202,742	$(2,022,036)	$(4,822,787)
Basic and diluted earnings per share	$(0.84)	$0.25	$(0.42)	$(1.01)
Basic and diluted shares used in computing earnings per share	4,789,264			4,789,264

Additional information regarding Net Element’s results for its second quarter ended June 30, 2016 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on August 16, 2016 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise (“SME”) in the US and selected emerging markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant point-of-sale solution Aptito. Internationally, Net Element’s strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Kazakhstan, Kyrgyzstan and Azerbaijan where initiatives have been recently launched. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502

NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$633,591	$1,025,747
Accounts receivable, net	5,827,586	5,198,993
Prepaid expenses and other assets	806,202	1,106,016
Total current assets, net	7,267,379	7,330,756
Fixed assets, net	142,409	162,123
Intangible assets, net	4,513,823	5,423,880
Goodwill	9,643,752	9,643,752
Other long term assets	553,302	353,050
Total assets	22,120,665	22,913,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	6,075,259	5,858,837
Deferred revenue	326,023	743,910
Accrued expenses	4,205,599	2,975,066
Notes payable (current portion)	384,209	518,437
Due to related parties	329,921	329,881
Total current liabilities	11,321,011	10,426,131
Notes payable (net of current portion)	3,823,921	3,446,563
Total liabilities	15,144,932	13,872,694

STOCKHOLDERS' EQUITY
Preferred stock ($.0001 par value, 1,000,000 shares authorized,
no shares issued and outstanding at June 30, 2016 and December 31, 2015)	-	-
Common stock ($.0001 par value, 400,000,000 shares
authorized and 13,356,092 and 11,261,960 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	1,336	1,126
Paid in capital	160,092,967	154,361,694
Accumulated other comprehensive loss	(2,091,604)	(1,565,822)
Accumulated deficit	(151,149,215)	(143,955,048)
Noncontrolling interest	122,249	198,917
Total stockholders' equity	6,975,733	9,040,867
Total liabilities and stockholders' equity	$22,120,665	$22,913,561

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net revenues
Service fees	$12,117,708	$6,906,916	$21,481,528	$12,447,123
Branded content	1,575,140	-	3,472,379	-
Total Revenues	13,692,848	6,909,916	24,953,907	12,447,123

Costs and expenses:
Cost of service fees	10,003,934	5,467,819	17,602,087	10,081,890
Cost of branded content	1,480,859	-	3,267,947	-
General and administrative	1,999,391	2,583,474	4,087,624	4,619,578
Non-cash compensation	2,014,589	601,371	2,375,573	1,202,742
Bad debt expense	125,238	131,511	376,979	140,841
Depreciation and amortization	844,535	626,497	1,732,653	1,065,267
Total costs and operating expenses	16,468,546	9,410,672	29,442,863	17,110,318
Loss from operations	(2,775,698)	(2,503,756)	(4,488,956)	(4,663,195)
Interest expense, net	(438,976)	(1,284,591)	(589,414)	(1,402,183)
Gain on change in fair value and settlement of beneficial conversion derivative	-	2,022,036	-	2,022,036
Loss from stock value guarantee	(2,162,861)	-	(2,162,861)	-
Other income (expense)	(7,705)	(8,501)	(29,604)	20,575
Net loss before income taxes	(5,385,240)	(1,774,812)	(7,270,835)	(4,022,767)
Income taxes	-	-	-	-
Net loss	(5,385,240)	(1,774,812)	(7,270,835)	(4,022,767)
Net loss attributable to the noncontrolling interest	38,792	10,527	76,668	19,274
Net loss attributable to Net Element, Inc. stockholders	(5,346,448)	(1,764,285)	(7,194,167)	(4,003,493)

Dividends for the benefit of preferred stockholders	-	(525,197)	-	(525,197)

Net loss attributable to common stock	(5,346,448)	(2,289,482)	(7,194,167)	(4,528,690)

Foreign currency translation	(496,041)	(116,353)	(525,782)	(224,524)
Comprehensive loss attributable to common stockholders	$(5,842,489)	$(2,405,835)	$(7,719,949)	$(4,753,214)

Loss per share - basic and diluted	$(0.46)	$(0.46)	$(0.63)	$(0.95)

Weighted average number of common shares outstanding - basic and diluted	11,635,434	4,970,714	11,464,434	4,789,264

NET ELEMENT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(7,194,167)	$(4,003,493)
Adjustments to reconcile net loss to net cash used in operating activities
Non controlling interest	(76,668)	(12,145)
Share based compensation	2,375,573	1,202,742
Deferred revenue	(417,887)	(310,241)
Gain on Change in fair value and settlement of beneficial conversion derivative	-	(2,022,036)
Depreciation and amortization	1,732,652	1,065,267
Non cash interest	297,434	349,146
Amortization of debt discount	-	983,715
Net recovery of loan losses	-	(94,770)
Gain on disposal of fixed asset	-	(23,854)
Changes in assets and liabilities
Accounts receivable	(331,566)	266,529
Advances to aggregators	-	(92,017)
Prepaid expenses and other assets	270,932	173,598
Accounts payable	220,990	507,737
Accrued expenses (includes $2.2M accrual for stock price guarantee)	1,655,971	(460,826)
Net cash used in operating activities	(1,466,736)	(2,470,648)

Cash flows from investing activities

Purchase of portfolio and client acquistion costs	(741,514)	(303,775)
Acquistion of PayOnline asets, net of cash received	-	(3,195,452)
Purchase of fixed and other assets	(214,046)	(65,050)
Net cash used in investing activities	(955,560)	(3,564,277)

Cash flows from financing activities
Proceeds from preferred stock	-	5,500,000
Proceeds from indebtedness	1,215,000	650,000
Related party advances	910,045	84,256
Net cash provided by financing activities	2,125,045	6,234,256

Effect of exchange rate changes on cash	(94,905)	(27,443)
Net (decrease) increase in cash	(392,156)	171,888

Cash at beginning of period	1,025,747	503,343
Cash at end of period	$633,591	$675,231

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$589,414	$121,253
Taxes	$94,718	$90,211

Non Cash activities:
Share issuance for settlement of unpaid compensation	$1,042,509	$-
Shares issued for redemption of indebtedness	$971,871	$-
Shares issued in settlement of advances from from board member	$909,285	$-
Notes payable (net of discount)	$-	$277,778
Funds in escrow from issuance of notes	$-	$5,000,000
Derivative Liability - warrants	$-	$3,623,182
Preferred dividends paid in common stock	$-	$525,197